Exhibit 99.1

Taylor Capital Reports

Second Quarter Results

CHICAGO, IL – July 29, 2010 – Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank, one of Chicago’s leading middle market commercial banks (the “Bank”), today reported results for the second quarter of 2010.

For the three months ended June 30, 2010, the Company posted a net loss of $30.9 million, compared to a net loss of $10.7 million for the first quarter of 2010. The net loss applicable to common stockholders for the second quarter of 2010 was $48.3 million, or $3.35 per diluted common share, compared to a net loss applicable to common stockholders of $13.6 million, or $1.30 per diluted share common share, for the first quarter of 2010. The second quarter 2010 loss applicable to common shareholders included a one-time, non-cash charge of $15.8 million, or $1.09 per diluted share, representing an inducement to the holders of all of the Company’s Series A preferred stock who converted their Series A preferred shares into common stock as part of the recently completed exchange offer. The inducement did not reduce total stockholders’ equity.

The Company’s asset quality faced ongoing challenges in the second quarter of 2010 due to persistent weakness in the Chicago-area real estate market. These challenges were the primary factor contributing to the Company’s provision and increased quarterly loss during the second quarter of 2010. However, the Company did experience ongoing revenue and core operating earning growth which shows continued strength in core operations. As part of its efforts to offset increased migration to nonaccrual loans, the Company successfully executed multiple asset disposition strategies during the second quarter of 2010.

Financial Highlights

•

Pre-tax, pre-provision earnings from core operations totaled $17.3 million for the three months ended June 30, 2010, as compared to $14.2 million for the three months ended March 31, 2010, and $11.4 million for the three months ended June 30, 2009.

•	In the second quarter of 2010, total revenue (net interest income plus noninterest income less securities gains or losses) was $40.7 million, up from $36.4 million in the first quarter of 2010.

•

Net interest income for the second quarter of 2010 increased to $34.7 million, up from $33.5 million in the first quarter of 2010, marking the Company’s eighth consecutive quarterly increase in net interest income.

•	The Company’s net interest margin for the second quarter of 2010 was 3.17%, up from 3.15% for the first quarter of 2010.

•	Noninterest expense was $27.5 million for the three months ended June 30, 2010, up slightly from $27.2 million for the three months ended March 31, 2010.

•	Asset quality remained challenged in the second quarter of 2010.

•	Nonaccrual loans totaled $154.3 million at June 30, 2010, as compared with $141.1 million at March 31, 2010.

•	Nonperforming assets were $182.5 million, or 3.98% of total assets, at June 30, 2010, as compared to $168.5 million, or 3.73% of total assets, at March 31, 2010.

•	The allowance for loan losses was $100.5 million, or 3.31% as a percent of total loans at June 30, 2010, as compared to $100.2 million or 3.33% at March 31, 2010.

•	These figures are not adjusted to account for a bulk loan sale that closed in early July, after which total nonaccrual and nonperforming assets would be reduced.

•	The second quarter 2010 provision for loan losses rose to $43.9 million, up from $21.1 million for the first quarter of 2010.

•	During the second quarter of 2010, as part of its overall capital plan, the Company raised $75 million in new regulatory capital through the private placement of non-

cumulative, convertible preferred stock and subordinated debt. Of the $75 million in new capital, $9.1 million remains in escrow pending regulatory approval and is not included in total regulatory capital.

•	The Company’s capital ratios remain above all regulatory requirements for well-capitalized banks.

Mark A. Hoppe, President and Chief Executive Officer of Taylor Capital Group and Cole Taylor Bank, said, “We are encouraged by our sustained growth in revenue and core earnings. We remain committed to promptly addressing the impact of the continued weakness in the Chicago-area real estate market on our loan portfolio.”

Hoppe continued, “Our efforts in the second quarter resulted in continued strong core earnings growth. Revenue grew by 12% in the second quarter of 2010, with earnings from our core operations increasing $3 million from first quarter of 2010. Primarily fueled by increased net interest income, revenue growth also came from our new residential mortgage origination group. That group began doing business in January of 2010 and became profitable in the second quarter of 2010. We continue to see growth in new clients and new loans in both our core commercial banking group and in asset based lending. Together, those groups brought in approximately 30 new clients and $180 million in new commitments in the second quarter. Another significant accomplishment of the second quarter of 2010 was our successful raise of $75 million in new capital through the private placement of new non-cumulative, convertible preferred stock and subordinated debt. This raise is a strong endorsement of our strategic plan. Ultimately, while we are still facing a tough real estate market, we continue to make strong progress against our goals and are proud of the accomplishments of the second quarter.”

Pre-tax, Pre-Provision Earnings From Core Operations

The Company’s pre-tax, pre-provision earnings from core operations totaled $17.3 million for the three months ended June 30, 2010, as compared to $14.2 million for the three months ended March 31, 2010, and $11.4 million for the three months ended June

30, 2009. The improved second quarter results were due to increased net interest income and noninterest income, along with essentially flat noninterest expense. As compared to the second quarter of 2009, pre-tax, pre-provision earnings from core operations for the second quarter of 2010 rose as a result of increases in net interest income and noninterest income. This was partially offset by higher operating expenses including costs for the new mortgage origination group, somewhat mitigated by reduced FDIC assessments. A schedule reconciling earnings in accordance with U. S. generally accepted accounting principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision earnings from core operations is provided in the attached tables.

Revenue

For the three months ended June 30, 2010, the Company’s net interest income increased to $34.7 million, up from $33.5 million reported for the three months ended March 31, 2010.

For the second quarter of 2010, the net interest margin was 3.17%, increased from 3.15% in the first quarter of 2010. A seven basis point decline in the Company’s yield on interest-earning assets was more than offset by a 14 point decline in the cost of funds, both due primarily to the effects of a lower interest rate environment.

Noninterest income for the second quarter of 2010 totaled $6.2 million, up from $4.4 million at March 31, 2010. This increase was primarily the result of $1.6 million in additional revenue from the Bank’s new residential mortgage origination group. This increase was also the result of a $2.0 million reduction in losses on the disposition of bulk purchased mortgage loans that were not related to the Company’s new residential mortgage origination group. Offsetting these favorable changes was a reduction of $1.3 million in gains on investment securities in the second quarter of 2010. The Bank’s other sources of noninterest income, including service charges and other fee income, were relatively unchanged.

Expense

For the second quarter of 2010, noninterest expense totaled $27.5 million as compared to $27.2 million for the first quarter of 2010. Excluding costs associated with the new mortgage origination unit, noninterest expense would have declined by approximately $500,000 between the first quarter of 2010 and the second quarter of 2010. Reduced levels of nonperforming asset expense and FDIC assessments were partially offset by higher legal fees.

Balance Sheet

At June 30, 2010, the Company’s assets increased to $4.6 billion from $4.5 billion at March 31, 2010.

Investment securities remained flat at $1.4 billion between June 30, 2010 and March 31, 2010.

Total loans in the portfolio were $2.9 billion as of June 30, 2010, and March 31, 2010. Loan growth from new and existing clients was offset by historically low levels of client line utilization and charge-offs.

At June 30, 2010, the Company’s total deposits remained at $3.0 billion, unchanged from March 31, 2010. Decreases in noninterest bearing deposits and out-of-market deposits were offset by growth in NOW and money market accounts. This shift in the deposit mix resulted in a 4.7% increase for in-market deposits from March 31, 2010 to June 30, 2010.

Reduced levels of other borrowings and notes payable and other advances were partially offset by an increase in subordinated debt as a result of the Company’s capital raise during the second quarter of 2010.

Credit Quality

For the second quarter of 2010, the Company’s provision for loan losses was $43.9 million, up sharply from the $21.1 million recorded in the first quarter. The primary reason for the increase in provision was to cover the losses incurred on significant sales of real estate related nonaccrual loans. All of these sales closed during the second quarter of 2010, except for one that was completed on July 15, 2010.

Nonaccrual loans totaled $154.3 million as of June 30, 2010, an increase of $13.2 million from March 31, 2010. New nonaccrual loans during the second quarter included a $25 million well secured single commercial real estate relationship.

The sale of loans on July 15, 2010 reduced total nonaccrual loans to $136.1 million, approximately $5 million lower than the balance at March 31, 2010. The reduction in nonaccrual loans resulting from this sale was primarily in residential construction and land loans as well as loans secured by commercial real estate.

At June 30, 2010, other real estate owned totaled $28.2 million, up slightly from $27.4 million at March 31, 2010. Loans contractually past due 30 through 89 days increased to $35.9 million at June 30, 2010, up from $13.2 million at March 31, 2010, as a result of one large commercial credit that was past due at June 30, 2010.

The allowance for loan losses was $100.5 million at June 30, 2010, compared to $100.2 million at March 31, 2010. The loan loss allowance represented 3.31% of total loans at June 30, 2010, down slightly from 3.33% at March 31, 2010. As a percent of nonperforming loans, the allowance was 65.10% at June 30, 2010, down from 70.93% at March 31, 2010. After including the impact of the July 15, 2010 sale of loans, the ratio of the allowance for loan loss to nonperforming loans increases to 73.8%.

Capital

During the second quarter of 2010, the Company completed two transactions intended to further strengthen its capital position. First, it raised $75 million of new regulatory capital, which includes $9.1 million held in escrow pending regulatory approval. This capital included a private placement of non-cumulative, convertible preferred stock

(Series C) and subordinated debt. The Company infused $25 million of the new capital into the Bank to better align its capital position to its peers and to support future growth. Second, it retired its Series A preferred shares, converting all $60 million to 7.2 million shares of common stock.

At June 30, 2010, the Company’s Tier I Risk Based Capital ratio was 9.34%, while its Total Risk Based Capital ratio was 13.20% and its Tier I Capital to Average Assets leverage ratio was 6.98%. These ratios exceed all regulatory requirements for well-capitalized banks, which are 6.00% for Tier I Risk Based Capital, 10.00% for Total Risk Based Capital and 5.00% for Tier I Capital to Average Assets.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.6 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2009 Annual Report on Form 10-K filed with the SEC on March 29, 2010. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Christina Hachikian
847-653-7166

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2010	(Unaudited) Mar. 31, 2010	Dec. 31, 2009
ASSETS
Cash and cash equivalents	$58,510	$38,666	$48,469
Investment securities	1,430,419	1,408,240	1,271,271
Loans held for sale	78,437	28,492	81,853
Loans, net of allowance for loan losses of $100,500, $100,151 and $106,185 at June 30, 2010, March 31, 2010 and December 31, 2009, respectively	2,858,727	2,878,128	2,847,290
Premises, leasehold improvements and equipment, net	14,616	14,951	15,515
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	36,484	36,484	31,210
Other real estate and repossessed assets, net	28,169	27,355	26,231
Other assets	79,868	81,864	81,663

Total assets	$4,585,230	$4,514,180	$4,403,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$570,423	$587,402	$659,146
Interest-bearing	2,472,543	2,370,318	2,317,654

Total deposits	3,042,966	2,957,720	2,976,800
Other borrowings	586,960	633,422	337,669
Accrued interest, taxes and other liabilities	55,575	51,830	60,925
Notes payable and other advances	445,000	475,000	627,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	85,367	55,801	55,695

Total liabilities	4,302,475	4,260,380	4,144,696

Stockholders’ equity:
Preferred stock, Series A	—	60,000	60,000
Preferred stock, Series B	99,603	99,221	98,844
Preferred stock, Series C	31,912	—	—
Common stock	193	120	120
Surplus	306,703	227,022	226,398
Accumulated deficit	(172,583)	(124,251)	(110,617)
Accumulated other comprehensive income, net	41,563	16,324	8,697
Treasury stock	(24,636)	(24,636)	(24,636)

Total stockholders’ equity	282,755	253,800	258,806

Total liabilities and stockholders’ equity	$4,585,230	$4,514,180	$4,403,502

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2010	Mar. 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Interest income:
Interest and fees on loans	$38,260	$38,211	$39,552	$76,471	$78,919
Interest and dividends on investment securities:
Taxable	14,209	13,446	14,745	27,655	28,258
Tax-exempt	1,212	1,229	1,416	2,441	2,843
Interest on cash equivalents	1	1	2	2	12

Total interest income	53,682	52,887	55,715	106,569	110,032

Interest expense:
Deposits	11,994	12,442	18,223	24,436	38,282
Other borrowings	2,469	2,285	2,232	4,754	4,408
Notes payable and other advances	1,174	1,624	1,719	2,798	3,238
Junior subordinated debentures	1,446	1,438	1,541	2,884	3,141
Subordinated notes	1,921	1,631	1,620	3,552	3,237

Total interest expense	19,004	19,420	25,335	38,424	52,306

Net interest income	34,678	33,467	30,380	68,145	57,726
Provision for loan losses	43,946	21,130	39,507	65,076	55,070

Net interest income(loss) after provision for loan losses	(9,268)	12,337	(9,127)	3,069	2,656

Noninterest income:
Service charges	2,781	2,857	2,768	5,638	5,589
Trust and investment management fees	235	347	475	582	1,009
Mortgage origination revenue	1,892	303	—	2,195	—
Loss on disposition of bulk purchased mortgage loans	(5)	(2,022)	—	(2,027)	—
Gain on investment securities	142	1,433	7,595	1,575	8,259
Other derivative income (loss)	(42)	209	153	167	1,272
Other noninterest income	1,155	1,247	1,146	2,402	1,351

Total noninterest income	6,158	4,374	12,137	10,532	17,480

Noninterest expense:
Salaries and employee benefits	12,246	11,613	11,004	23,859	21,536
Occupancy of premises, furniture and equipment	2,753	2,554	2,539	5,307	5,156
Nonperforming asset expense	4,055	4,938	224	8,993	978
FDIC assessment	1,970	2,213	4,368	4,183	5,899
Legal fees, net	1,427	819	1,655	2,246	2,795
Early extinguishment of debt	—	—	—	—	527
Other noninterest expense	5,016	5,015	3,917	10,031	7,981

Total noninterest expense	27,467	27,152	23,707	54,619	44,872

Loss before income taxes	(30,577)	(10,441)	(20,697)	(41,018)	(24,736)
Income tax expense	306	306	2,558	612	1,337

Net loss	(30,883)	(10,747)	(23,255)	(41,630)	(26,073)
Preferred dividends and discounts	(1,693)	(2,887)	(2,868)	(4,580)	(5,730)
Implied non-cash preferred dividend	(15,756)	—	—	(15,756)	—

Net loss applicable to common stockholders	$(48,332)	$(13,634)	$(26,123)	$(61,966)	$(31,803)

Basic loss per common share	$(3.35)	$(1.30)	$(2.49)	$(4.97)	$(3.03)
Diluted loss per common share	(3.35)	(1.30)	(2.49)	(4.97)	(3.03)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	June 30, 2010		March 31, 2010		December 31, 2009
Loans:	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,335,411	45.1%	$1,263,210	42.4%	$1,264,369	42.8%
Commercial real estate secured	1,164,800	39.4	1,180,988	39.7	1,171,777	39.7
Residential construction & land	146,494	5.0	206,727	6.9	221,859	7.5
Commercial construction & land	140,473	4.7	142,845	4.8	142,584	4.8

Total commercial loans	2,787,178	94.2	2,793,770	93.8	2,800,589	94.8
Consumer-oriented loans	172,053	5.8	184,513	6.2	152,892	5.2

Gross loans	2,959,231	100.0%	2,978,283	100.0%	2,953,481	100.0%

Less: Unearned discount	(4)		(4)		(6)

Total loans	2,959,227		2,978,279		2,953,475
Less: Loan loss allowance	(100,500)		(100,151)		(106,185)

Net loans	$2,858,727		$2,878,128		$2,847,290

Loans Held for Sale	$78,437		$28,492		$81,853

The following tables provide details of the Company’s commercial real estate and residential construction and land portfolios:

	June 30, 2010		March 31, 2010		December 31, 2009
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	$205,660	17.7%	$211,933	17.9%	$211,817	18.1%
Office/mixed use property	132,803	11.4	145,139	12.3	149,951	12.8
Commercial properties	141,854	12.2	144,415	12.2	144,745	12.3
Specialized – other	125,782	10.8	125,726	10.7	121,530	10.4
Other commercial properties	66,565	5.7	66,228	5.6	64,602	5.5

Subtotal commercial non-owner occupied	672,664	57.8	693,441	58.7	692,645	59.1
Commercial owner-occupied	348,808	29.9	341,106	28.9	334,744	28.6
Multi-family properties	143,328	12.3	146,441	12.4	144,388	12.3

Total commercial real estate secured	$1,164,800	100.0%	$1,180,988	100.0%	$1,171,777	100.0%

Residential construction & land:
Residential construction	$121,151	82.7%	$167,728	81.1%	$173,432	78.2%
Land	25,343	17.3	38,999	18.9	48,427	21.8

Total residential construction and land	$146,494	100.0%	$206,727	100.0%	$221,859	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$58	$58	$59
Nonaccrual loans:
Commercial and industrial	21,101	25,310	26,687
Commercial real estate secured	58,754	34,863	36,420
Residential construction and land	50,932	57,320	62,795
Commercial construction and land	14,883	14,171	4,245
All other loan types	8,650	9,468	11,256

Total nonaccrual loans	154,320	141,132	141,403

Total nonperforming loans	154,378	141,190	141,462
Other real estate owned and repossessed assets	28,169	27,355	26,231

Total nonperforming assets	$182,547	$168,545	$167,693

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$35,899	$13,186	$13,206
Performing restructured loans	18,826	1,247	1,196
Recorded balance of impaired loans	167,499	132,911	141,697
Allowance for loan losses related to impaired loans	41,622	24,312	33,640

Allowance for Loan Losses Summary:
Allowance at beginning of period	$100,151	$106,185	$107,132
Net (charge-offs) recoveries:
Commercial and commercial real estate	(12,261)	(8,439)	(7,983)
Real estate – construction and land	(29,957)	(17,605)	(10,384)
Total consumer-oriented loans	(1,379)	(1,120)	(1,582)

Total net charge-offs	(43,597)	(27,164)	(19,949)
Provision for loan losses	43,946	21,130	19,002

Allowance at end of period	$100,500	$100,151	$106,185

Key Credit Ratios:
Nonperforming loans to total loans	5.08%	4.70%	4.66%
Nonperforming assets to total loans plus repossessed property	5.95%	5.55%	5.48%
Nonperforming assets to total assets	3.98%	3.73%	3.81%
Annualized net charge-offs to average total loans	5.75%	3.59%	2.59%
Allowance to total loans at end of period	3.31%	3.33%	3.50%
Allowance to nonperforming loans	65.10%	70.93%	75.06%
30 – 89 days past due to total loans	1.18%	0.44%	0.44%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	June 30, 2010		March 31, 2010		June 30, 2009
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$584,246	19.1%	$606,604	20.8%	$578,020	18.3%
NOW accounts	269,799	8.8	243,649	8.3	225,502	7.1
Savings deposits	40,760	1.3	41,050	1.4	42,227	1.3
Money market accounts	533,098	17.5	457,534	15.7	408,149	12.9
Customer certificates of deposit	784,120	25.7	779,963	26.7	841,533	26.6
CDARS time deposits	165,631	5.4	124,558	4.3	105,847	3.4
Public time deposits	65,829	2.2	74,376	2.6	75,853	2.4

Total in-market deposits	2,443,483	80.0	2,327,734	79.8	2,277,131	72.0

Out-of-market deposits:
Brokered money market deposits	6,584	0.2	7,033	0.2	21,467	0.7
Out-of-local-market certificates of deposit	107,910	3.5	85,822	2.9	112,653	3.6
Brokered certificates of deposit	496,625	16.3	498,665	17.1	747,172	23.7

Total out-of-market deposits	611,119	20.0	591,520	20.2	881,292	28.0

Total deposits	$3,054,602	100.0%	$2,919,254	100.0%	$3,158,423	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009
In-market deposits:
Noninterest-bearing deposits	$570,423	$587,402	$659,146
NOW accounts	294,605	227,981	307,025
Savings accounts	40,672	40,903	41,479
Money market accounts	576,157	483,209	438,080
Customer certificates of deposit	775,298	784,108	775,663
CDARS time deposits	167,117	163,025	116,256
Public time deposits	47,684	75,170	68,763

Total in-market deposits	2,471,956	2,361,798	2,406,412

Out-of-market deposits:
Brokered money market deposits	6,337	6,739	7,338
Out-of-local-market certificates of deposit	100,173	105,384	79,015
Brokered certificates of deposit	464,500	483,799	484,035

Total out-of-market deposits	571,010	595,922	570,388

Total deposits	$3,042,966	$2,957,720	$2,976,800

TAYLOR CAPITAL GROUP, INC.

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)

(dollars in thousands)

The following, as of the dates indicated, reconciles the loss before income taxes to pre-tax, pre-provision earnings from core operations.

	For the Three Months Ended			For the Six Months Ended
	June 30, 2010	Mar. 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Loss before income taxes	$(30,577)	$(10,441)	$(20,697)	$(41,018)	$(24,736)
Add back (subtract):
Provision for loan losses	43,946	21,130	39,507	65,076	55,070
Nonperforming asset expense	4,055	4,938	224	8,993	978
Gain on investment securities	(142)	(1,433)	(7,595)	(1,575)	(8,259)

Pre-tax, pre-provision earnings from core operations	$17,282	$14,194	$11,439	$31,476	$23,053

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measure of pre-tax, pre-provision earnings from core operations. In this non-GAAP financial measure, the provision of loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, are excluded from the determination of operating results. Management believes that this measure is useful because it provides a more comparable basis for evaluating financial performance from core operations period to period.

Taylor Capital Group, Inc.

Summary of Key Financial Data

(dollars in thousands)

Unaudited

	2010		2009			Year To Date June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2010	2009
Condensed Income Data:
Net interest income	$34,678	$33,467	$32,810	$32,375	$30,380	$68,145	$57,726
Provision for loan losses	43,946	21,130	19,002	15,539	39,507	65,076	55,070
Total noninterest income	6,158	4,374	12,735	3,376	12,137	10,532	17,480
Total noninterest expense	27,467	27,152	30,219	22,516	23,707	54,619	44,872

Loss before income taxes	(30,577)	(10,441)	(3,676)	(2,304)	(20,697)	(41,018)	(24,736)
Income tax expense (benefit)	306	306	(647)	144	2,558	612	1,337

Net loss	(30,883)	(10,747)	(3,029)	(2,448)	(23,255)	(41,630)	(26,073)
Preferred dividends and discounts	(1,693)	(2,887)	(2,880)	(2,873)	(2,868)	(4,580)	(5,730)
Implied non-cash preferred dividends	(15,756)	—	—	—	—	(15,756)	—

Net loss applicable to common shareholders	$(48,332)	$(13,634)	$(5,909)	$(5,321)	$(26,123)	$(61,966)	$(31,803)

Per Share Data:
Basic loss per common share	$(3.35)	$(1.30)	$(0.56)	$(0.51)	$(2.49)	$(4.97)	$(3.03)
Diluted loss per common share	(3.35)	(1.30)	(0.56)	(0.51)	(2.49)	(4.97)	(3.03)
Book value per common share	8.26	8.54	9.02	11.78	10.24	8.26	10.24
Weighted average shares-basic	14,408,469	10,515,668	10,504,027	10,502,844	10,492,789	12,472,822	10,482,212
Weighted average shares-diluted	14,408,469	10,515,668	10,504,027	10,502,844	10,492,789	12,472,822	10,482,212
Shares outstanding-end of period	18,312,772	11,076,197	11,076,707	11,078,011	11,081,429	18,312,772	11,081,429
Performance Ratios (annualized):
Loss on average assets	-2.70%	-0.96%	-0.28%	-0.22%	-2.04%	-1.84%	-1.16%
Loss on average equity	-45.86%	-16.25%	-4.19%	-3.58%	-30.20%	-31.19%	-17.01%
Efficiency ratio (1)	67.50%	74.58%	82.59%	63.65%	67.89%	70.84%	67.03%
Average Balance Sheet Data (2):
Total assets	$4,573,030	$4,479,495	$4,390,123	$4,543,191	$4,570,534	$4,526,520	$4,502,790
Investments	1,431,291	1,351,711	1,220,768	1,325,722	1,341,763	1,391,721	1,246,703
Cash equivalents	656	294	1,118	2,637	527	476	1,495
Loans	3,034,630	3,022,833	3,079,862	3,180,992	3,187,740	3,028,764	3,212,998
Total interest-earning assets	4,466,577	4,374,838	4,301,748	4,509,351	4,530,030	4,420,961	4,461,196
Interest-bearing deposits	2,470,356	2,312,650	2,340,487	2,526,961	2,580,403	2,391,938	2,606,537
Borrowings	1,205,590	1,245,568	1,058,628	1,074,533	1,027,010	1,225,468	968,612
Total interest-bearing liabilities	3,675,946	3,558,218	3,399,115	3,601,494	3,607,413	3,617,406	3,575,149
Noninterest-bearing deposits	584,246	606,604	640,590	598,760	578,020	595,363	548,766
Total stockholders’ equity	269,356	264,588	289,178	273,504	307,977	266,985	306,552
Tax Equivalent Net Interest Margin:
Net interest income as stated	$34,678	$33,467	$32,810	$32,375	$30,380	$68,145	$57,726
Add: Tax equivalent adjust.-investment (3)	653	662	681	732	763	1,314	1,531
Tax equivalent adjust.-loans (3)	25	25	29	29	29	50	57

Tax equivalent net interest income	$35,356	$34,154	$33,520	$33,136	$31,172	$69,509	$59,314

Net interest margin without tax adjust.	3.11%	3.09%	3.03%	2.86%	2.69%	3.10%	2.60%
Net interest margin - tax equivalent (3)	3.17%	3.15%	3.10%	2.92%	2.76%	3.16%	2.67%
Yield on earning assets without tax adjust.	4.82%	4.88%	4.99%	4.94%	4.93%	4.85%	4.96%
Yield on earning assets - tax equivalent (3)	4.88%	4.95%	5.05%	5.01%	5.00%	4.91%	5.03%
Yield on interest-bearing liabilities	2.07%	2.21%	2.47%	2.61%	2.82%	2.14%	2.95%
Net interest spread - without tax adjust.	2.74%	2.67%	2.52%	2.34%	2.11%	2.71%	2.01%
Net interest spread - tax equivalent (3)	2.81%	2.74%	2.58%	2.40%	2.18%	2.77%	2.08%
	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Condensed Balance Sheet Data:
Investment securities	$1,430,419	$1,408,240	$1,271,271	$1,306,098	$1,306,174
Loans	3,037,664	3,006,771	3,035,328	3,114,254	3,177,739
Allowance for loan losses	100,500	100,151	106,185	107,132	132,927
Total assets	4,585,230	4,514,180	4,403,502	4,485,081	4,548,325
Total deposits	3,042,966	2,957,720	2,976,800	3,052,729	3,204,574
Total borrowings	1,203,934	1,250,830	1,106,971	1,086,892	974,344
Total stockholders’ equity	282,755	253,800	258,806	289,020	271,635
Asset Quality Ratios:
Nonperforming loans	$154,378	$141,190	$141,462	$176,020	$189,816
Nonperforming assets	182,547	168,545	167,693	196,333	212,886
Allowance for loan losses to total loans	3.31%	3.33%	3.50%	3.44%	4.18%
Allowance for loan losses to nonperforming loans	65.10%	70.93%	75.06%	60.86%	70.03%
Nonperforming assets to total loans plus repossessed property	5.95%	5.55%	5.48%	6.26%	6.65%
Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	13.20%	12.34%	12.72%	12.75%	12.51%
Tier I Capital (to Risk Weighted Assets).	9.34%	9.29%	9.79%	9.86%	9.67%
Leverage (to average assets)	6.98%	7.07%	7.60%	7.47%	7.52%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.